STOCK PURCHASE AGREEMENT

By and Among

BAYVIEW TERRACE LIMITED,

as Seller,

and

NANOBEAK, INC.,

as Buyer.

November 7, 2013

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of November 7, 2013, is entered into among BAYVIEW TERRACE LIMITED, an international business company incorporated under the laws of the Republic of Seychelles (“Seller”), and NANOBEAK, INC., a California corporation (“Buyer”).

RECITALS

WHEREAS, Seller beneficially owns EIGHTY TWO PERCENT (82%) of the shares of common stock, par value $0.001, or 112,000,000 shares of common stock (the “Vantage Shares”), of Vantage Health, Inc., a Nevada corporation (the “Company”), on a fully-diluted basis;

WHEREAS, Seller is beneficially owned by Lisa Ramakrishnan, who also is the President, Chief Executive Officer, Chief Financial Officer and a director of the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Vantage Shares, in consideration of FIVE PERCENT (5%) of the shares of common stock, par value $0.01, or 500,000 shares of common stock, of Buyer (the “Nanobeak Shares”), on a fully diluted basis, and a license to the Nanobeak Products (as defined below), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” means any Contract, agreement, arrangement, commitment or transaction between the Company, Seller or a former Subsidiary of the Company, on the one hand, and (a) any present or former officer, director, employee or stockholder of the Company or a former Subsidiary of the Company or any of their respective Affiliates, (b) any family member thereof or any trust for the benefit of any such person or entity, any family members thereof or any entity in which any officer, director, employee or stockholder of the Company or any former Subsidiary of the Company or any family member thereof is an owner of more than 10% of the voting equity securities of such entity, on the other.

“Agreement” has the meaning set forth in the preamble.

“Audit Opinion” has the meaning set forth in Section 3.06(d).

“Audited Financial Statements” has the meaning set forth in Section 3.06.

“Balance Sheet” has the meaning set forth in Section 3.06(b).

“Balance Sheet Date” has the meaning set forth in Section 3.06(b).

“Basket” has the meaning set forth in Section 6.04(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 6.02.

“Cap” has the meaning set forth in Section 6.04(a).

“Closing” has the meaning set forth in Section 2.05.

“Closing Date” has the meaning set forth in Section 2.05.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the recitals.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Direct Claim” has the meaning set forth in Section 6.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Eligible Markets” means the Over-the-Counter Bulletin-Board and the OTCQB tier of OTC Markets.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Employee Benefit Plan” means: (A) any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, severance plan, or sick leave plan; (B) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, including any excess benefit, top hat or deferred compensation plan or any nonqualified deferred compensation or retirement plan or arrangement or any qualified defined contribution or defined benefit plan or (C) any other material plan, policy, program, arrangement or agreement which provides employee benefits or benefits to any current or former employee, dependent, beneficiary, director, independent contractor or like person, including any severance agreement or plan, paid time off program, material fringe benefit plan or program, bonus or incentive plan, equity appreciation, stock option, restricted stock, phantom stock, stock bonus or deferred bonus or compensation plan, or salary reduction, change-of-control or employment agreement.

“Environmental Law” has the meaning in Section 3.16.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“FCPA” has the meaning in Section 3.20.

“Financial Statements” has the meaning set forth in Section 3.06(b).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indemnified Party” has the meaning set forth in Section 6.05.

“Indemnifying Party” has the meaning set forth in Section 6.05.

“Insolvent” means with respect to any Person at the relevant time, any of the following: (a) the fair salable value of the Person’s assets will not be in excess of the amount that will be required to pay such Person’s probable liabilities as they then exist and as they become absolute and matured; (b) the sum of the Person’s assets (valued at their fair salable value), will not be greater than the sum of such Person’s debts, or (c) that the Person has incurred, intends to incur, or believes that it will incur, debts that would be beyond such Person’s ability to pay as they mature.

“Intellectual Property” means all United States and foreign (i) inventions or discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and patents, patent applications, and patent disclosures, including all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) trade names, trade dress, logos, slogans, brand names, corporate names, domain names, trademarks, service marks and other source indicators, including all registrations, registration applications, and renewals thereof and all goodwill associated therewith; (iii) copyrightable works (including files, computer programs, software, firmware, Internet site content, databases and compilations, advertising and promotional materials, curricula, course materials, instructional video tapes, tape recordings, visual aids and textual works), copyrights and copyright registrations and registration applications and renewals thereof; and (iv) trade secrets and confidential, proprietary, or non-public business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer, franchisee, licensee and supplier lists, pricing and cost information, and business and marketing plans and proposals); and all other intellectual property, in any medium, including digital, and in any jurisdiction.

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“Interim Balance Sheet” has the meaning set forth in Section 3.06(b).

“Interim Balance Sheet Date” has the meaning set forth in Section 3.06(b).

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller or the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Nanobeak Products” means the mobile sensor breathalyzer for the detection of various diseases.

“Nanobeak Shares” has the meaning set forth in the Recitals.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (a) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business which liens have not had and would not reasonably be expected to have a Material Adverse Effect, (c) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (d) outstanding letters of credit issued by or on behalf of the Company, and (e) restrictions on the transfer of securities arising under federal and state securities laws.

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“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” has the meaning set forth in Section 2.02.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC Documents” has the meaning set forth in Section 3.06(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 6.03.

“Subsidiary” means any, with respect to any Person (other than a natural person) an entity in which the Person, directly or indirectly, owned or owns capital stock or held or holds an equity or similar interest (including at any time prior to the time of this Agreement, at the time of this Agreement and at any time hereafter).

“Tax” or “Taxes” means (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Tax Return” shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

“Third Party Claim” has the meaning set forth in Section 6.05(a).

“Union” has the meaning set forth in Section 3.15(a).

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“Vantage Common Stock” has the meaning set forth in Section 3.03(a).

“Vantage Shares” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Vantage Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Vantage Shares shall be the Nanobeak Shares, free and clear of all Encumbrances, (the “Purchase Price”).

Section 2.03 License. As further consideration for the Vantage Shares, as of the Closing, Buyer hereby grants to Seller and its Affiliates a perpetual, royalty-free, non-exclusive, non-transferable right and license (without the right to sublicense) to use, develop, make, have made, use, sell, offer for sale, import, export and otherwise commercialize Nanobeak Products in Africa. Seller hereby agrees that (a) it shall use the Nanobeak Products only in compliance with applicable Laws, (b) it shall not transfer such license to any third party without the prior written consent of Buyer and (c) except for the rights expressly set forth herein, Seller is not granted any other rights, title or interest in or to the Nanobeak Products as a result of such license.

Section 2.04 Transactions to be Effected at the Closing.

(a) At the Closing, Buyer shall deliver to Seller:

(i) stock certificates evidencing the Nanobeak Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto in the name of Seller or its designated assignee;

(ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby;

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder;

(iv) a good standing certificate (or its equivalent) for Buyer from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which Buyer is organized; and

(v) such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

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(b) At the Closing, Seller shall deliver to Buyer:

(i) stock certificates evidencing the Vantage Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto;

(ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

(iv) resignations of the directors and officers of the Company listed on Section 2.04(b)(iv) of the Disclosure Schedules;

(v) a good standing certificate (or its equivalent) for each of Seller and the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which each of Seller and the Company is organized;

(vi) stock certificates evidencing the Vantage Shares, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed; and

(vii) such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the transactions contemplated hereby shall take place upon execution of this Agreement to be held at 10:00 a.m. prevailing Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at The Chrysler Center, 666 Third Avenue, New York, New York 10017, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing or via .pdf, facsimile or a combination of the foregoing (the day on which the Closing takes place being the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the Republic of the Seychelles. Seller has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer and Seller) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

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Section 3.02 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.001 (“Vantage Common Stock”), of which 137,109,175 shares are issued and outstanding including 2,084,375 warrants which remain exercisable. All of the Vantage Common Stock have been duly authorized, are validly issued, fully paid and non-assessable. All of the Vantage Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Vantage Shares, free and clear of all Encumbrances.

(b) All of the Vantage Common Stock, including the Vantage Shares, were issued in compliance with applicable Laws. None of the Vantage Common Stock, including the Vantage Shares, were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c) Except as disclosed on Section 3.03(c) of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Vantage Shares.

Section 3.04 No Subsidiaries. The Company does not have any Subsidiaries. The Company does not own, or have any interest in, any shares or have an ownership interest in any other Person (including through joint venture, strategic alliance or partnership agreements).

Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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Section 3.06 SEC Documents; Financial Statements; Public Communications; Internal Controls and Disclosure Controls.

(a) Since February 3, 2011, through the date this representation is made, the Company has filed all reports, schedules, forms, registration statements and other documents required to be filed by it with the Commission (all of the foregoing, together with any other reports, schedules, forms, registration statements and other documents filed by the Company with the Commission since February 3, 2011 (including in each case all exhibits included therewith and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and audited balance sheet of the Company as of June 30, 2013. Parent has made available to the Company or its Representatives true and complete copies of the SEC Documents. Each of the SEC Documents was filed with the Commission within the time frames prescribed by the Commission for filing of such SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the Exchange Act pursuant to timely filed Forms 12b-25) such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the Exchange Act) with the Commission. As of their respective dates, the SEC Documents complied in all material respects with the Securities Act and the Exchange Act. None of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment has not been filed and made publicly available on the Commission’s EDGAR system at least five Business Days prior to the date the representation is made. The Company has not received any written comments from the Commission staff that have not been resolved to the satisfaction of the Commission staff.

(b) As of their respective dates, the financial statements of the Company Parent included in the SEC Documents (including the notes thereto, the “Audited Financial Statements”) complied as to form in all material respects with applicable accounting requirements and securities Laws with respect thereto. Such Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows, and changes in stockholders’ equity as applicable, for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). The Financial Statements have been prepared in accordance with GAAP, and are consistent with the books and records of the Company, which books and records are true, accurate and complete. The balance sheet of the Company as of June 30, 2013 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of September 30, 2013 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” The Company maintains a standard system of accounting established and administered in accordance with GAAP. Since the Balance Sheet Date, there has been no change in the Company’s methods of accounting or accounting practices.

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(c) Since February 3, 2011, none of the Company, and to Seller’s Knowledge, its officers, directors and Affiliates or, any stockholder of the Company has made any filing with the Commission, issued any press release or made, distributed, paid for or approved (or engaged any other Person to make or distribute) any other public statement, report, advertisement or communication on behalf of the Company or otherwise relating to the Company that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to Buyer that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

(d) The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the 2012 10-K (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the Commission, and such firm was otherwise qualified to render the Audit Opinion under applicable securities Laws. Each other accounting firm that has conducted or will conduct a review or audit of any of the Company’s financial statements was and is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the Commission and was and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable securities Laws. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the Exchange Act. Neither the Company Sub nor any director, officer or employee, of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations promulgated thereunder. There have been no internal or Commission investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, the board of directors or any committee thereof of the Company.

(e) The Company has at all times kept books, records and accounts with respect to all of the Company’s business activities, in accordance with sound accounting practices and GAAP consistently applied. The Company has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the Commission’s EDGAR system and Buyer may rely upon, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (B) Section 906 of Sarbanes Oxley with respect to any SEC Documents.

(f) The Company is in compliance in all material respects with all rules and regulations of the Eligible Markets applicable to it and the Vantage Common Stock. The Company has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension, or termination of the trading or quotation of, the Vantage Common Stock by or on the Eligible Markets in the foreseeable future. Since February 3, 2011, (i) the Parent Common Stock is quoted on the Eligible Markets under the symbol “VNTH,” (ii) trading in the Vantage Common Stock has not been suspended by the Commission or the Eligible Markets and (iii) the Company has received no communication, written or oral, from the Commission or the Eligible Markets regarding the suspension or termination of the trading or quotation of the Vantage Common Stock by or on any Eligible Market.

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(g) The Vantage Common Stock is eligible for trading through the Depository Trust Company’s book-entry delivery and depository services and the Company participates in DTC’s Fast Automated Transfer Program.

(h) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures provide reasonable assurance that information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company has implemented and maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, for external purposes, in accordance with GAAP, including reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) receipts and expenditures of Parent and the Parent Subsidiaries are made only in accordance with authorization of managers or directors of Parent; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) unauthorized acquisition, use or disposition of the assets of the Company that would be reasonably likely to have a material effect on the Financial Statements will be prevented or timely detected. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Since February 3, 2011 through the date hereof, the Company has not identified (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”).

Section 3.08 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws or other organizational documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

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(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g) entry into any Contract that would constitute a Material Contract;

(h) incurrence, assumption or guarantee of any indebtedness for borrowed money;

(i) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(j) material damage, destruction or loss (whether or not covered by insurance) to its property;

(k) any capital investment in, or any loan to, any other Person;

(l) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(m) any material capital expenditures;

(n) imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(o) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $25,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any employee, officer, director, independent contractor or consultant;

(p) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(q) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(r) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(s) purchase, lease or other acquisition of the right to own, use or lease any property or assets;

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(t) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(u) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(v) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09 Material Contracts.

(a) The Company is not a party to or bound by (i) any Contract relating to the incurrence or guarantee of Indebtedness by the Company, (ii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission), (iii) any collective bargaining agreement or other agreement or arrangement with any labor organization, (iv) any joint venture or partnership agreement related to the formation, creation, operation or management or any joint venture or partnership that is material to the Company or (v) any Contract not made in the ordinary course of business which (A) is material to the Company or (B) which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (collectively, the “Material Contracts”).

(b) With such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) each Material Contract is valid and binding on the Company and, to the Knowledge of the Seller, any other party thereto, and is in full force and effect and enforceable against the Company (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies); and (ii) the Company is not, and, to the Knowledge of the Seller, no other party is, in breach or default under any Material Contract.

(c) Prior to the date hereof, the Seller has made available to Buyer true and complete copies of all Material Contracts.

Section 3.10 Real Property. Section 3.10 of the Disclosure Schedules contains a complete and correct list of all Real Property leases to which the Company is a party or otherwise bound. True and complete copies of each of such Real Property leases, in each case as in full force and effect, have heretofore been delivered to the Company, and have not since been amended or repealed. The Company does not own or lease, has not agreed to lease or otherwise acquire, and it is not obligated to lease or otherwise acquire, nor has the Company or ever owned or leased any Real Property other than those listed Section 3.10 of the Disclosure Schedules.

Section 3.11 Solvency. Neither as a result of the transactions contemplated by this Agreement nor immediately before or after any of such transactions, will the Company be Insolvent.

Section 3.12 No Liens. There are no Liens on any assets currently owned or held by the Company.

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Section 3.13 Intellectual Property. There are no claims, actions, suits, demand letters, judicial, administrative or regulatory proceedings or hearings, notices of violation, or, to the knowledge of the Company, investigations before any Governmental Authority instituted or pending against the Company, or threatened in writing by any Person, contesting or challenging the right of the Company to use any of the Intellectual Property owned or used by the Company or alleging that such Intellectual Property infringes or otherwise violates the Intellectual Property of any third party. The Company has not received any written notice claiming that it has infringed or otherwise violated any Intellectual Property of any third party. The Company is in compliance in all material respects with applicable Laws relating to data protection and privacy and their own privacy policies.

Section 3.14 Employee Benefit Plans. The Company does not sponsor, maintain, make contributions to, or have any other liability (contingent or otherwise) with respect to any Employee Benefit Plan.

Section 3.15 Employment Matters. Section 3.15 of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses.

(a) The Company is not, and has not been since inception, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been, since inception, any Union representing or purporting to represent any employee of the Company, and, to Seller’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no duty to bargain with any Union.

(b) The Company is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. There are no Actions against the Company pending, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

Section 3.16 Environmental Matters. The Company and any former Subsidiary (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants regulated under any Environmental Laws, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

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Section 3.17 Tax Returns and Audits. All required federal, state and local Tax Returns of the Company and its Subsidiaries have been accurately prepared and duly and timely filed, and all applicable foreign, federal, state and local Taxes required to be paid with respect to the periods covered by such Tax Returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency assessed against it. None of the Company’s federal income Tax Returns nor any foreign or state or local income or franchise Tax Returns has been audited by Governmental Authorities. The reserves for Taxes reflected on the Interim Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

Section 3.18 Conduct of Business. Since June 30, 2013, (a) the Company has conducted its businesses only in the ordinary course of business consistent with past practice, and (b) there has been no event, change or circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.19 Investment Company. Since inception, the Company has not been, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.20 Foreign Corrupt Practices Act. Neither the Company nor any director, officer, nor, to the knowledge of the Company, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (d) made other unlawful payment to any foreign or domestic government official or employee.

Section 3.21 Compliance with Laws. The Company is not and has not been in violation of, and has not been threatened to be charged with, or given notice of, and, to the knowledge of the Company, the Company is not under investigation with respect to, any violation of, any applicable Law, except for any violation or possible violation that has not had and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

Section 3.22 Affiliate Transactions. All Contracts and any obligations to enter into any Contracts between the Company, on the one hand, and any of its or Seller’s Affiliates, on the other hand, have been terminated with no further Liabilities on the part of any party thereto.

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Section 3.23 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested stockholder or similar provision under the Company’s Certificate of Incorporation or the Laws of the State of Nevada to the transactions contemplated hereby. The Company has never adopted any stockholder rights plan (or poison pill) or similar arrangement relating to accumulations of beneficial ownership of Vantage Common Stock or a change in control of the Company.

Section 3.24 No General Solicitation. None of the Company, Seller or any of their respective Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the issuance of the Vantage Shares.

Section 3.25 Shell Company Status. The Company is not, and has not been at any time since its inception, a “shell company” as defined under Rule 12b-2 under the Exchange Act.

Section 3.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.27 Investment Purpose.

(a) Seller is acquiring the Nanobeak Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the Nanobeak Shares are not registered under the Securities Act or any state securities laws, and that the Nanobeak Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(b) Seller acknowledges that Buyer makes no representation or warranty to Seller about Buyer’s business, prospects, financial condition or otherwise.

(c) Seller is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has sufficient knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment contemplated by this Agreement; Seller is able to bear the economic risk of its investment in the Nanobeak Shares for an indefinite period of time (including a complete loss of its investment).

(d) Seller understands that it must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such securities is qualified under applicable state securities laws or an exemption from such qualification is available. Seller further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow Seller to transfer any or all of the Nanobeak Shares, in the amounts, or at the time Seller might propose.

(e) Seller is acquiring the Nanobeak Shares solely for its own account for investment and not with a view toward the resale, transfer, or distribution thereof, nor with any present intention of distributing the Nanobeak Shares. No other person has any right with respect to or interest in the Nanobeak Shares to be purchased by Seller, nor has Seller agreed to give any person any such interest or right in the future.

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Section 3.28 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of California. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Investment Purpose. Buyer is acquiring the Vantage Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Vantage Shares are not registered under the Securities Act or any state securities laws, and that the Vantage Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Validity of Shares; Exemption From Registration.

(a) The Nanobeak Shares to be issued to Seller on the Closing Date are duly authorized and reserved for issuance and, upon issuance in accordance with the terms hereof, will be duly authorized, validly issued without violation of the preemptive rights of any Person, fully paid and non assessable and free from taxes and Liens with respect to the issuance thereof, with the holder being entitled to all rights accorded to a holder of shares of Nanobeak Common Stock.

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(b) Assuming the accuracy of the representations and warranties of Seller set forth herein, the issuance of the Nanobeak Shares to Seller in accordance with the terms of this Agreement will be exempt from registration requirements under the Securities Act and any other applicable securities Laws, and from the qualification or registration requirements of any applicable state securities (or blue sky) Laws.

Section 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V

COVENANTS

Section 5.01 Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing Date or as otherwise set forth therein, of the officers and directors of the Company set forth on Section 2.04(b)(iv) of the Disclosure Schedules.

Section 5.02 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.03 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.04 Expenses; Taxes. Each of Buyer and Seller shall

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date; provided, that the representations and warranties in Section 3.01, Section 3.02, Section 3.03, Section 3.26, Section 4.01 and Section 4.04 shall survive indefinitely and the representations and warranties in Section 3.18 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 6.02 Indemnification By Seller. Subject to the other terms and conditions of this Article VI, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement.

Section 6.03 Indemnification By Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

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Section 6.04 Certain Limitations. The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a) Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 6.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.02(a) equals or exceeds Fifty Thousand Dollars ($50,000) (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses from the first dollar.

(b) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 6.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.03(a) equals or exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar.

(c) Notwithstanding the foregoing, the limitations set forth in Section 6.04(a) and Section 6.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.26, Section 4.01 and Section 4.04.

(d) For purposes of this Article VII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 6.05 Indemnification Procedures. The party making a claim under this Article VII is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VI is referred to as the “Indemnifying Party.”

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 6.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal

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defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 6.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.02) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within [ten] days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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Section 6.06 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VI, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to EIGHT PERCENT (8%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding.

Section 6.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 6.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives).

Section 6.09 Exclusive Remedies. Subject to Section 7.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VI . In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI. Nothing in this Section 6.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the [third] day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

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If to Seller:	Bayview Terrace Limited C/O Rhodes Corporate Services Caravelle House, Manglier Street, P.O. Box 882 Victoria Mahe, Seychelles Attention: Lisa Ramakrishnan, President and CEO

with a copy (which shall not constitute notice) to:	Cane Clark LLP 3273 E Warm Springs Rd Las Vegas, NV 89120 Facsimile: (702) 944-7100 Attention: Scott Doney

If to Buyer:	Nanobeak, Inc. 2395 Broadway Street Redwood City, CA Attention: Jeremy Barbera, President and CEO

with a copy (which shall not constitute notice) to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The Chrysler Center 666 Third Avenue New York, NY 10017 Facsimile: (212) 983-3815 E-mail: Didewolf@mintz.com Attention: Daniel I. De Wolf, Esq.

Section 7.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 7.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08 No Third-party Beneficiaries. Except as provided in Section 6.02 and Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF [RELEVANT CITY] AND COUNTY OF, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.12 Expenses; Taxes. Whether or not the transactions subject to this Agreement are consummated, each party shall pay its own costs and expenses and any Taxes incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel).

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(Remainder of page intentionally left blank. Signature page to follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first written above by their respective duly authorized officers.

BAYVIEW TERRACE LIMITED

By:
Lisa Ramakrishnan
President and Chief Executive Officer

NANOBEAK, INC.

By:
Jeremy Barbera
President and Chief Executive Officer

Signature Page to Stock Purchase Agreement